Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com
EMULEX ANNOUNCES THIRD QUARTER FISCAL 2010 RESULTS
Exceeding High End of Earnings Guidance with Revenue Growth of 30 Percent
Year-Over-Year

COSTA MESA, Calif., April 26, 2010 — Emulex Corporation (NYSE:ELX) today announced results for its third fiscal quarter ended March 28, 2010.
Third Quarter Financial Highlights
•	Total net revenues of $102.2 million

•	Host Server Products (HSP) net revenues were $69.7 million, or 68% of net revenues, an increase of 18% year-over-year

•	8Gb/s net revenues increased 323% year-over-year, accounting for 28% of HSP net revenues during the quarter

•	Embedded Storage Products (ESP) net revenues increased 23% sequentially to $32.3 million, or 32% of net revenues

•	GAAP gross margin of 63% and non-GAAP gross margins of 68%

•	GAAP operating income of $5.5 million, or 5% of total net revenues, and non-GAAP operating income of $18.6 million, or 18% of total net revenues

•	GAAP diluted earnings per share of $0.16, compared to guidance of $0.05-$0.07

•	Non-GAAP diluted earnings per share of $0.30, exceeding the high end of guidance of $0.16-$0.18

FY’10 Q3 Earnings Results
April 26, 2010

•	Certain discrete tax items added $0.11 to GAAP diluted earnings per share and $0.12 to non-GAAP diluted earnings per share

•	Cash, cash equivalents and investments at the end of the quarter were $287 million
Business Highlights
•	HP offers Emulex OneConnect™ 10Gb/s Ethernet and Fibre Channel over Ethernet (FCoE) Universal Converged Network Adapters (UCNAs) for HP ProLiant rack, tower and blade servers

•	IBM selects OneConnect 10Gb/s Ethernet UCNAs for eight IBM System x and BladeCenter server platforms

•	EMC qualifies Emulex OneConnect 10Gb/s iSCSI and FCoE UCNAs across EMC Network Storage Systems

•	NetApp adopts Emulex OneConnect FCoE UCNAs for use with its Ethernet storage solutions

•	Hitachi Data Systems offers Emulex OneConnect FCoE UCNAs for its Universal Storage Platform and Adaptable Modular Storage Systems

•	Compellent selects Emulex 8Gb/s LightPulse® Fibre Channel Host Bus Adapters (HBAs) for use with its Storage Center SAN solutions

•
Emulex LightPulse Fibre Channel HBAs and OneConnect UCNAs are optimized for use with the new Intel Xeon processor 5600 series (formerly codenamed Westmere—EP) and the new Intel Xeon processor 7500 series (formerly codenamed Nehalem—EX)

•	Emulex announces VMware vSphere 4 certification of its OneConnect 10Gb/s Ethernet UCNAs

•	Dell’Oro Group reports that Emulex grew faster than the industry and captured four points of Fibre Channel market share in the fourth quarter of 2009

•	Emulex named FCoE Converged Network Adapter (CNA) market share leader for 2009 according to Infonetics

•	Network Computing magazine names Emulex OneConnect UCNAs 2010 New Product of the Year and Network Infrastructure Product of the Year

FY’10 Q3 Earnings Results
April 26, 2010

Financial Results
Third quarter total net revenues were $102.2 million, an increase of 30% from the comparable quarter of last year and a decrease of 6% sequentially. Third quarter GAAP net income was $13.3 million, or $0.16 per diluted share, compared to GAAP net loss of $6.0 million, or $0.07 per diluted share, reported in Q3 of fiscal 2009 and GAAP net income of $8.9 million or $0.11 per diluted share, in Q2 of fiscal 2010. Non-GAAP net income for the third quarter was $24.3 million, or $0.30 per diluted share. Non-GAAP net income increased 70% from $14.3 million reported in Q2 of fiscal 2010 and increased 452% from $4.4 million reported in Q3 of fiscal 2009. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data. Additionally, GAAP and non-GAAP diluted earnings per share results for the quarter benefited by $0.11 and $0.12, respectively, from certain discrete tax items.
President and CEO Jim McCluney commented, “I’m pleased with the results that the team delivered during the March quarter, coming in at the high end of our revenue and earnings guidance.” McCluney continued, “During the quarter we also announced significant design wins covering multiple platforms for our award winning OneConnect UCNAs with marquee server and storage OEMs including EMC, HP, Hitachi Data Systems, IBM and NetApp.
“With our expanding number of both announced and unannounced design wins, Emulex continues to deliver on our commitment to growth and leadership in the emerging network convergence market,” concluded McCluney.
Business Outlook
Although actual results may vary depending on a variety of factors, many of which are outside our control, including the current economic downturn and uncertainty resulting from recent disruptions in global credit and equity markets, Emulex is providing guidance for its fourth fiscal quarter ending June 27, 2010. For the fourth quarter fiscal 2010, Emulex is forecasting total net revenues in the range of $100-$103 million. We expect non-GAAP earnings per diluted share could amount to $0.16-$0.18 in the fourth quarter. On a GAAP basis, Emulex expects earnings per diluted share of $0.05-$0.07 in the fourth quarter. GAAP estimates for the fourth quarter reflect approximately $0.11 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation.

FY’10 Q3 Earnings Results
April 26, 2010

About Emulex
Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

Note Regarding Non-GAAP Financial Information. To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the third fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believes that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

FY’10 Q3 Earnings Results
April 26, 2010

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.
Severance and associated costs. We have incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. We believe that the exclusion of such severance and related costs from the relevant non-GAAP financial measures enables management and investors to more effectively evaluate historical performance and projected costs. While severance and associated costs are generally infrequent in nature, we may incur severance or associated costs in response to changing economic conditions or in connection with any future acquisitions.
Broadcom’s unsolicited takeover proposal and related litigation costs. We believe that exclusion of charges related to Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. Such costs are generally unrelated to our core business and, while such costs will continue until our outstanding litigation with Broadcom has been resolved, we believe that such costs are infrequent in nature.
Tax impact associated with the option exchange. During the first quarter of fiscal 2010 we completed a shareholder approved exchange of options for restricted stock which resulted in a tax benefit. We believe the exclusion of the tax benefit related to this option exchange is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that charges of this type are infrequent in nature.
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate. Although we are using an actual interim effective tax rate instead of an annualized effective tax rate in calculating GAAP net income, we believe that eliminating the tax impact associated with this timing difference is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that a similar adjustment may recur in future periods when the use of an annualized effective tax rate would be distortive.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release

FY’10 Q3 Earnings Results
April 26, 2010

publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Recent disruptions in world credit and equity markets and the resulting economic uncertainty for our customers and the storage networking market as a whole has resulted in a downturn in information technology spending that has and could continue to adversely affect our revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire us may have an adverse effect on our operations. As a result of this uncertainty, we are unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for tour products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of our intellectual property protection or the potential for third-party claims of infringement; our ability to attract and retain key technical personnel; our ability to benefit from research and development activities; our dependence on international sales and internationally produced products; the effect of acquisitions; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’10 Q3 Earnings Results
April 26, 2010

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009

Net revenues	$102,204	$78,568	$296,021	$298,925
Cost of sales	37,784	31,766	112,711	116,186

Gross profit	64,420	46,802	183,310	182,739

Operating expenses:
Engineering and development	31,338	33,409	94,417	99,293
Selling and marketing	13,743	13,775	42,415	41,561
General and administrative	12,099	7,324	36,274	26,288
Amortization of other intangible assets	1,698	699	5,094	4,637

Total operating expenses	58,878	55,207	178,200	171,779

Operating income (loss)	5,542	(8,405)	5,110	10,960

Nonoperating income (loss):
Interest income	1	613	213	3,686
Interest expense	(1)	7	(5)	(29)
Other income (expense), net	(166)	168	(68)	365

Total nonoperating income (loss)	(166)	788	140	4,022

Income (loss) before income taxes	5,376	(7,617)	5,250	14,982

Income tax provision (benefit)	(7,933)	(1,652)	(20,839)	2,929

Net income (loss)	$13,309	$(5,965)	$26,089	$12,053

Net income (loss) per share:
Basic	$0.16	$(0.07)	$0.32	$0.15

Diluted	$0.16	$(0.07)	$0.32	$0.14

Number of shares used in per share computations:
Basic	80,156	80,547	79,960	80,723

Diluted	81,535	80,547	81,076	81,244

FY’10 Q3 Earnings Results
April 26, 2010

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 28,	June 28,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$253,169	$294,136
Investments	34,297	8,289
Accounts and other receivables, net	63,100	51,566
Inventories	16,780	10,665
Prepaid income taxes	17,563	17,083
Prepaid expenses and other current assets	7,726	8,021
Deferred income taxes	19,428	16,793

Total current assets	412,063	406,553

Property and equipment, net	64,461	74,794
Intangible assets, net	131,560	130,830
Deferred income taxes	25,381	16,002
Other assets	49,391	30,739

	$682,856	$658,918

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$32,032	$28,786
Accrued liabilities	28,637	23,454

Total current liabilities	60,669	52,240

Other liabilities	4,414	5,826
Accrued taxes	29,990	31,408

Total liabilities	95,073	89,474

Total stockholders’ equity	587,783	569,444

	$682,856	$658,918

FY’10 Q3 Earnings Results
April 26, 2010

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q3 FY		Q3 FY
	2010	% Total	2009	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change
Revenues from OEM customers	$86,017	84%	$67,741	86%	27%
Revenues from distribution	16,011	16%	10,885	14%	47%
Other	176	nm	(58)	nm	403%

Total net revenues	$102,204	100%	$78,568	100%	30%

United States	$35,582	35%	$28,304	36%	26%
Europe, Middle East and Africa	32,309	32%	23,698	30%	36%
Asia-Pacific	33,517	33%	25,561	33%	31%
Rest of world	796	nm	1,005	1%	-21%

Total net revenues	$102,204	100%	$78,568	100%	30%

nm — not meaningful
Summary of Stock-based Compensation:

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
($000s)	2010	2009	2010	2009

Cost of sales	$284	$400	$949	$1,110
Engineering & development	1,703	2,390	5,415	8,172
Selling & marketing	1,230	1,028	2,593	2,999
General & administrative	1,429	1,598	4,253	5,654

Total stock-based compensation	$4,646	$5,416	$13,210	$17,935

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009
GAAP gross margin	63.0%	59.6%	61.9%	61.1%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.3%	0.5%	0.3%	0.4%
Amortization of intangibles	4.6%	6.0%	4.8%	4.7%
Severance and associated costs	—	0.1%	—	0.1%

Non-GAAP gross margin	67.9%	66.2%	67.0%	66.3%

FY’10 Q3 Earnings Results
April 26, 2010

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
($000s)	2010	2009	2010	2009

GAAP operating expenses, as presented above	$58,878	$55,207	$178,200	$171,779

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses
Stock-based compensation	(4,362)	(5,016)	(12,261)	(16,825)
Amortization of other intangibles	(1,698)	(699)	(5,094)	(4,637)
Severance and associated costs	—	(1,341)	(964)	(3,997)
Net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	(2,000)	—	(6,094)	—

Impact on operating income	(8,060)	(7,056)	(24,413)	(25,459)

Non-GAAP operating expenses	$50,818	$48,151	$153,787	$146,320

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
($000s)	2010	2009	2010	2009

GAAP operating income (loss) as presented above	$5,542	$(8,405)	$5,110	$10,960

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	4,646	5,416	13,210	17,935
Amortization of intangibles	6,424	5,428	19,272	18,828
Severance and associated costs	—	1,387	964	4,248
Net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	2,000	—	6,094	—
Impact on operating income (loss)	13,070	12,231	39,540	41,011

Non-GAAP operating income	$18,612	$3,826	$44,650	$51,971

FY’10 Q3 Earnings Results
April 26, 2010

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
($000s)	2010	2009	2010	2009

GAAP net income (loss), as presented above	$13,309	$(5,965)	$26,089	$12,053

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	4,646	5,416	13,210	17,935
Amortization of intangibles	6,424	5,428	19,272	18,828
Severance and associated costs	—	1,387	964	4,248
Net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	2,000	—	6,094	—
Income tax effect of above items	(4,822)	(1,856)	(14,654)	(11,525)
Tax impact associated with the option exchange	—	—	(3,982)	—
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	2,780	—	(1,415)	—

Impact on net income (loss)	11,028	10,375	19,489	29,486

Non-GAAP net income	$24,337	$4,410	$45,578	$41,539

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share:

	Three Months Ended		Nine Months Ended
	March 28,	March 29,	March 28,	March 29,
(Shares in 000s)	2010	2009	2010	2009
GAAP diluted earnings (loss) per share, as presented above	$0.16	$(0.07)	$0.32	$0.14

Items excluded from GAAP diluted earnings (loss) per share to calculate non-GAAP diluted earnings per share, net of tax effect:
Stock-based compensation	0.04	0.07	0.10	0.19
Amortization of intangibles	0.05	0.04	0.15	0.14
Severance and associated costs	—	0.01	0.00	0.03
Net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.02	—	0.05	—
Tax impact associated with the option exchange	—	—	(0.05)	—
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	0.03	—	(0.02)	—

Impact on diluted earnings (loss) per share	0.14	0.12	0.23	0.36

Non-GAAP diluted earnings per share	$0.30	$0.05	$0.55	$0.50

Diluted shares used in non-GAAP per share computations	81,535	80,862	81,076	81,244

FY’10 Q3 Earnings Results
April 26, 2010

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months
Ending
June 27, 2010

Non-GAAP diluted earnings per share guidance	$0.16-$0.18

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	0.05
Stock-based compensation	0.04
Other charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.01
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	0.01

GAAP diluted earnings per share guidance	$0.05-$0.07